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                [JEFFER, MANGELS, BUTLER & MARMARO LETTERHEAD]



                                 July 31, 1997





Jerry's Famous, Deli, Inc.
12711 Ventura Boulevard, Suite 400
Studio City, California  91604


                 Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") (including a Form S-3 Prospectus) which Jerry's Famous Deli, Inc., a California corporation (the "Company"), proposes to file with the Securities and Exchange Commission (the
"Commission").

          The Registration Statement covers 200,000 shares of Common Stock, no par value (the "Shares"), issued to an executive officer and director of the Company pursuant to a Consulting Agreement dated March 21, 1997 (the "Agreement"). The Company has issued the Shares in consideration of services performed and to be performed for the Company from March 27, 1997 to December 31, 1998.

          In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of such corporate records of the Company and other documents which we considered necessary for the purposes of this opinion.

          In our review and examination of documents we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) all signatories have adequate power and authority to execute the Agreement and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

          Based upon and subject to the foregoing, it is our opinion that the Shares, which have been issued pursuant to the Agreement, are duly authorized and legally issued as partially paid shares, subject to the receipt of full payment, consisting of additional consulting services to be rendered from the date hereof through December 31, 1998. In accordance with California Corporations Code Section 409(d), the Shares bear a legend indicating the total amount of the consideration to be paid therefor and the amount paid thereon. Upon the completion of each calendar quarter of consulting services commencing with the quarter ending June 30, 1997, one seventh of the total number of Shares will become fully paid and nonassessable shares of the Common Stock of the Company.




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JEFFER, MANGELS, BUTLER & MARMARO

Jerry's Famous Deli, Inc.
July 31, 1997
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          We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

          Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

          The opinion set forth herein is based upon the federal laws of the United States of America and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

          The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.



                                   Very truly yours,


                                   JEFFER, MANGELS, BUTLER & MARMARO LLP